Exhibit (h)(4)(a)

AMENDMENT TO SECURITIES LENDING AGREEMENT

This Amendment is made on May 15, 2026, to the Securities Lending Agreement dated June 11, 2021 (as amended from time to time, the “Agreement”) between JP Morgan Chase Bank, N.A. (“J.P. Morgan”) and Janus Detroit Street Trust, on behalf of each series listed in Schedule 11 to the Agreement (each such series, a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

2.	From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

3.	Schedule 4 of the Agreement shall be deleted in its entirety and replaced with Exhibit A attached hereto.

4.	This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

5.	This Amendment shall be governed by and construed under the laws of the United States and the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

In Witness whereof, the parties have executed this Amendment as of the date first written above.

JANUS DETROIT STREET TRUST, on behalf of its series as listed in Schedule 4 of the Agreement	JPMORGAN CHASE BANK, N.A.

By: /s/ Jesper Nergaard	By: /s/ Amy Dunn

Name: Jesper Nergaard	Name: Amy Dunn

Title: Vice President, Treasurer	Title: Executive Director

Date: May 14, 2026	Date: May 15, 2026

Exhibit A

SCHEDULE 4

Lending Accounts and Markets

I.	Lender Accounts

The following Securities Accounts shall be Lending Accounts:

Funds	GTI Account	TITAN Account
Janus Henderson AAA CLO ETF	FIO10	G 63664
Janus Henderson AA-A CLO ETF	FQZ93	G 66961
Janus Henderson Asset-Backed Securities ETF	N/A	E 24595
Janus Henderson B-BBB CLO ETF	EZS38	S 17513
Janus Henderson Corporate Bond ETF formerly known as Janus Henderson Sustainable Corporate Bond ETF	EYR32	S 17566
Janus Henderson Emerging Markets Debt Hard Currency ETF	FKZ57	S 20424
Janus Henderson Equity Linked High Income ETF	N/A	E 24606
Janus Henderson Equity Linked Moderate Income ETF	N/A	E 24607
Janus Henderson Global Artificial Intelligence ETF	FPN98	G 63697
Janus Henderson Income ETF	FLU74	G 45275
Janus Henderson Mid Cap Growth Alpha ETF	N/A	E 24515
Janus Henderson Mortgage-Backed Securities ETF	N/A	E 23864
Janus Henderson Residential Mortgage Credit ETF	N/A	E 24605
Janus Henderson Securitized Income ETF	FGG46	G 45069
Janus Henderson Short Duration Income ETF	EWU65	G 29221
Janus Henderson Small Cap Growth Alpha ETF	N/A	E 23865
Janus Henderson Small/Mid Cap Growth Alpha ETF	N/A	E 23866
Janus Henderson Transformational Growth ETF	N/A	E 24540
Janus Henderson U.S. Equity Enhanced Income ETF	N/A	E 24620
Janus Henderson U.S. Real Estate ETF	EXZ67	G 32669

II.	Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Additional Market Requirements
1	Australia	Yes – refer to Addendum (I) below
2	Austria
3	Belgium
4	Canada
5	Czech Republic
6	Denmark
7	Euroclear
8	Finland
9	France	Yes – refer to Addendum (II) below
10	Germany
11	Hong Kong
12	Hungary	Yes – refer to Addendum (IV) below
13	Ireland
14	Israel
15	Italy
16	Japan	Yes – refer to Addendum (IV) below
17	Mexico	Yes – refer to Addendum (IV) below
18	Netherlands
19	New Zealand
20	Norway
21	Portugal
22	Singapore	Yes – refer to Addendum (IV) below
23	South Africa
24	Spain
25	Sweden
26	Switzerland
27	United Kingdom
28	United States

Market Terms Schedule

I.	Australia

Lender acknowledges and accepts that:

a)	with regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan;
b)	due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above;
c)	subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:
i.	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and
ii.	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower;

d)	J.P. Morgan shall not be liable to Lender in the event that:
iii.	Lender does not provide to J.P. Morgan any election Instructions; or
iv.	Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or
v.	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions.

II.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d’Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

III.	Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment” in:

a)	Hungary
b)	Japan
c)	Mexico
d)	Singapore